Exhibit 10.9

FIRST AMENDMENT TO AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”) dated effective December 13, 2006, is entered into by and among ONEOK PARTNERS, L.P., formerly known as Northern Border Partners, L.P., a Delaware limited partnership (the “Borrower”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as issuing bank (the “Issuing Bank”) and as swingline lender (the “Swingline Lender”), WACHOVIA BANK, NATIONAL ASSOCIATION, as syndication agent (the “Syndication Agent”) and BANK OF MONTREAL, BARCLAYS BANK PLC, and CITIBANK, N.A., as co-documentation agents (the “Co-Documentation Agents”). All capitalized terms used in this Amendment and not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement (as defined below).

Preliminary Statement

The Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender, the Syndication Agent, the Co-Documentation Agents, and the Lenders are parties to that certain Amended and Restated Revolving Credit Agreement dated as of March 30, 2006 (the “Credit Agreement”), under the terms of which such Lenders have committed to make Revolving Loans and issue Letters of Credit in an aggregate amount not to exceed $750,000,000.

The Borrower has requested that the Lenders amend the Credit Agreement as set forth herein. The Lenders are agreeable to such request, upon the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties hereto, the Borrower, the Guarantor, the Administrative Agent, the Issuing Bank, the Swingline Lender, the Syndication Agent, the Co-Documentation Agents and the Lenders hereby agree as follows:

Section 1. Amendments to Credit Agreement

(a) Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by replacing the definitions of “Leverage Ratio” and “Material Project EBITDA Adjustments” in their entirety with the following definitions:

“Leverage Ratio” shall mean, as of any date, the ratio of (i) Consolidated Total Debt as of such date (excluding an amount of Hybrid Securities not to exceed a total of 15% of Consolidated Total Capitalization) to (ii) Adjusted Consolidated EBITDA for the four consecutive Fiscal Quarters ending on or immediately prior to such date.

“Material Project EBITDA Adjustments” shall mean, with respect to each Material Project, (A) prior to completion of the Material Project, a percentage

(based on the then-current completion percentage of the Material Project) of an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA attributable to such Material Project for the first twelve month period following completion (such amount to be determined based on contracts relating to such Material Project, the creditworthiness of the other parties to such contracts and projected revenues from such contracts, capital costs and expenses, scheduled completion, and other factors deemed appropriate the Administrative Agent), which may, at the Borrower’s option, be added to actual Consolidated EBITDA for the Borrower and its Subsidiaries for the fiscal quarter in which construction of such Material Project commences and for each fiscal quarter thereafter until completion of the Material Project (net of any actual Consolidated EBITDA attributable to such Material Project following its completion), provided that if construction of the Material Project is not completed by the scheduled completion date, then the foregoing amount shall be reduced by the following percentage amounts depending on the period of delay for completion (based on the period of actual delay or then-estimated delay, whichever is longer): (i) longer than 90 days, but not more than 180 days, 25%, (ii) longer than 180 days but not more than 270 days, 50%, and (iii) longer than 270 days, 100%; and (B) beginning with the first full fiscal quarter following completion of the Material Project and for the two immediately succeeding fiscal quarters, an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA attributable to the Material Project (determined in the same manner set forth in clause (A) above) for the balance of the four full fiscal quarter period following completion shall be added to the actual Consolidated EBITDA attributable to the Material Project for such fiscal quarter or quarters, for determining Consolidated EBITDA for the fiscal quarter then ending and the immediately preceding three fiscal quarters. Notwithstanding the foregoing, (i) no such additions shall be allowed with respect to any Material Project unless not later than 45 days prior to commencement of construction thereof, the Borrower shall have delivered to the Administrative Agent written pro forma projections of Consolidated EBITDA attributable to such Material Project and such other information and documentation as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent, and (ii) the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 20% of the total actual Consolidated EBITDA of the Borrower and its Subsidiaries for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project EBITDA Adjustments or any adjustments in respect of any Acquisitions or Dispositions as provided in the definition of Consolidated EBITDA).

(b) Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby further amended by inserting the following definitions of “Consolidated Capitalization”, “Hybrid Securities”, and “Overland Pass Agreement” in their proper alphabetical order:

“Consolidated Total Capitalization” shall mean, without duplication, the sum of (a) all of the shareholders’ equity or net worth of the Borrower and its

Subsidiaries on a consolidated basis, as determined in accordance with GAAP plus (b) Consolidated Total Debt.

“Hybrid Securities” means any trust preferred securities, or deferrable interest subordinated debt with a maturity of at least 20 years, which provides for the optional or mandatory deferral of interest or distributions, issued by the Borrower, or any business trusts, limited liability companies, limited partnerships or similar entities (i) substantially all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more wholly owned Subsidiaries) at all times by the Borrower or any of its Subsidiaries, (ii) that have been formed for the purpose of issuing such trust preferred securities or deferrable interest subordinated debt and (iii) substantially all the assets of which consist of (A) subordinated debt of the Borrower or a Subsidiary of the Borrower and (B) payments made from time to time on the subordinated debt.

“Overland Pass Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Overland Pass Pipeline Company LLC dated May 31, 2006, between Williams Field Services Company, LLC, and ONEOK Overland Pass Holdings, L.L.C., as amended.

(c) Amendment to Section 7.8. Section 7.8 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

Section 7.8 Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, to secure any obligations owing under the Loan Documents, except as provided for (w) by the Overland Pass Agreement, (x) by the Viking Indenture, (y) so long as Pipeline or Guardian is a Subsidiary of the Borrower, by the Pipeline Credit Agreement or the Guardian Agreements, respectively, and (z) by indentures or other agreements governing publicly issued Indebtedness of the Borrower requiring that such Indebtedness be secured by an equal and ratable Lien with any Lien that may be granted to secure any obligations owing under the Loan Documents, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to the Borrower or any other Subsidiary, to Guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document or any loan or credit agreement governing Indebtedness permitted under Section 7.1(a) or any Hybrid Securities, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause

(a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement, or so long as Guardian is a Subsidiary of the Borrower, the Guardian Agreements, in each case so long as such restrictions and conditions apply only to the property or assets securing such Indebtedness, and (iv) clause (a) shall not apply to customary provisions in leases restricting the assignment thereof.

Section 2. No Obligation. Notwithstanding this Amendment, the Lenders shall have no further obligation to extend, renew or modify the Credit Agreement as amended by this Amendment and no further obligation of any kind in excess of those expressly set forth herein shall be inferred from this Amendment.

Section 3. Ratification. The Borrower and the Guarantor hereby ratify each of their respective obligations under the Credit Agreement, the Guaranty Agreement and the Loan Documents to which they are a party, and agree and acknowledge that the Credit Agreement, the Guaranty and each of the Loan Documents shall continue in full force and effect as amended and modified by this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim or entitlement of any of the Lenders created by or contained in any of such documents nor is the Borrower or the Guarantor released from any covenant, warranty or obligation created by or contained therein except as expressly provided herein. The Guarantor has reviewed this Amendment and, as deemed necessary by the Guarantor, received legal advice regarding its content. The Guarantor consents to the execution of this Amendment by the Borrower. The Guarantor is executing this Amendment below to agree and confirm that its obligations under the Guaranty Agreement remain in full force and effect unaffected by this Amendment. The Guarantor understands and agrees that it remains fully primarily liable for the “Guaranteed Obligations” (as defined in the Guaranty Agreement).

Section 4. Representations True; No Default. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a) this Amendment has been duly authorized, executed and delivered on behalf of the Borrower. The Credit Agreement as amended hereby and the Notes, together with each other Loan Document to which the Borrower is a party, constitute valid and legally binding agreements of the Borrower enforceable in accordance with their terms;

(b) the execution, delivery and performance by the Borrower of this Amendment (i) does not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Requirements of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, in each case other than violations, defaults or rights which could not reasonably expected to result in a Material Adverse Effect, and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

(c) the representations and warranties of the Borrower contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate solely to an earlier date; and

(d) after giving effect to this Amendment, there has not occurred and is continuing an Event of Default or any event which with notice or lapse of time would become an Event of Default.

Section 5. Effectiveness. This Amendment shall become effective when, and only when, the Borrower, the Guarantor and the Required Lenders shall have executed a counterpart of this Amendment and the Administrative Agent shall have received delivery of same. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

Section 6. Expenses. The Borrower agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the negotiation, preparation and enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section.

Section 7. Miscellaneous Provisions.

(a) From and after the execution and delivery of this Amendment, the Credit Agreement shall be deemed to be amended and modified as herein provided, but except as so amended and modified the Credit Agreement, the Notes and all other Loan Documents shall continue in full force and effect.

(b) The Credit Agreement and this Amendment shall be read and construed as one and the same instrument.

(c) Any reference in any Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as amended by this Amendment.

(d) This Amendment shall be construed in accordance with and governed by the laws of the State of New York and of the United States of America.

(e) This Amendment may be signed in any number of counterparts and by different parties in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

(f) The headings herein shall be accorded no significance in interpreting this Amendment.

Section 8. Binding Effect. The Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender, the Co-Documentation Agents and the Lenders and the successors and assigns of such parties. The Borrower shall not have the right to assign its rights hereunder or any interest herein.

Section 9. Final Agreement of the Parties. This Amendment, the Notes, the Credit Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ONEOK PARTNERS, L.P.,

By: ONEOK Partners GP, L.L.C., its general partner

/s/ Jerry L. Peters
Name:	Jerry L. Peters
Title:	Senior Vice-President, Chief Accounting Officer and Treasurer

SUNTRUST BANK as Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender

/s/ Peter Panos
Name:	Peter Panos
Title:	Vice President

[Signature Page to the First Amendment to Amended and Restated Revolving Credit Agreement]

WACHOVIA BANK, NATIONAL ASSOCIATION
as Syndication Agent and as a Lender

/s/ Shannan Townsend
Name:	Shannan Townsend
Title:	Director

[Signature Page to the First Amendment to Amended and Restated Revolving Credit Agreement]

BMO Capital Markets Financing, Inc. as a Lender

/s/ Cahal Caromody
Name:	Cahal Carmody
Title:	Vice President

[Signature Page to the First Amendment to Amended and Restated Revolving Credit Agreement]

BARCLAYS BANK PLC, as a Lender

/s/ Douglas Bernegger
Name:	Douglas Bernegger
Title:	Director

[Signature Page to the First Amendment to Amended and Restated Revolving Credit Agreement]

CITIBANK, N.A., as a Lender

/s/ Todd J. Mogil
Name:	Todd J. Mogil
Title:	Attorney-In-Fact

[Signature Page to the First Amendment to Amended and Restated Revolving Credit Agreement]

UBS LOAN FINANCE LLC, as a Lender

/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

/s/ Christopher M. Aitkin
Name:	Christopher M. Aitkin
Title:	Associate Director

[Signature Page to the First Amendment to Amended and Restated Revolving Credit Agreement]

ROYAL BANK OF CANADA, as a Lender

/s/ David A. McCluskey
Name:	David A. McCluskey
Title:	Authorized Signatory

[Signature Page to the First Amendment to Amended and Restated Revolving Credit Agreement]

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

/s/ John Preece
Name:	John Preece
Title:	Vice President

[Signature Page to the First Amendment to Amended and Restated Revolving Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

/s/ Gabriela Millhorn
Name:	Gabriela Millhorn
Title:	Senior Vice President

[Signature Page to the First Amendment to Amended and Restated Revolving Credit Agreement]

BNP PARIBAS, as a Lender

/s/ Larry Robinson
Name:	Larry Robinson
Title:	Director

/s/ Greg Smothers
Name:	Greg Smothers
Title:	Vice President

[Signature Page to the First Amendment to Amended and Restated Revolving Credit Agreement]

COMERICA BANK, as a Lender

/s/ Matthew J. Purchase
Name:	Matthew J. Purchase
Title:	Vice President

[Signature Page to the First Amendment to Amended and Restated Revolving Credit Agreement]

MIZUHO CORPORATE BANK, LTD., as a Lender

By:
Name:
Title:

[Signature Page to the First Amendment to Amended and Restated Revolving Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

/s/ Mark E. Thompson
Name:	Mark E. Thompson
Title:	Senior Vice President

[Signature Page to the First Amendment to Amended and Restated Revolving Credit Agreement]

WELLS FARGO BANK, N.A., as a Lender

/s/ Sushim Shah
Name:	Sushim Shah
Title:	Vice President

[Signature Page to the First Amendment to Amended and Restated Revolving Credit Agreement]

Acknowledged and Agreed,
this 13th day of December, 2006

ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP,
By: ONEOK ILP GP, L.L.C., its general partner

/s/ Jerry L. Peters
Name:	Jerry L. Peters
Title:	Senior Vice-President,
Chief Accounting Officer and Treasurer

[Signature Page to the First Amendment to Amended and Restated Revolving Credit Agreement]